U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                 Date of Report: February 4, 1999


                         TARCYN CORPORATION
                         ------------------
        (Exact name of registrant as specified in its charter)


                              COLORADO
                              --------
             (State or other jurisdiction of incorporation)


      0-22607                                      84-1233073
      -------                                      ----------
(Commission File No.)                            (IRS Employer
                                               Identification No.)


           2851 S. Parker Road
                Suite 720
            Aurora, Colorado                          80014
            ----------------                          -----
(Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code: (303) 671-8920

Item 2.  Acquisition and Disposition of Assets.

     Effective February 3, 1999, Tarcyn Corporation (the "Company") entered into a letter of intent with Creditco, Inc. ("Creditco"), a privately held Florida corporation, whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of Creditco, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to undertake a forward split of its issued and outstanding common stock, whereby three (3) shares of common stock shall be issued for every one (1) share presently outstanding and thereafter, issue to the Creditco shareholders an aggregate of 13,500,000 "restricted" common shares, representing 90% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of Creditco.

     The proposed share exchange is subject to satisfaction of certain conditions, including completion of due diligence activities, the approval of the transaction by all of the Creditco shareholders and the approval of the proposed transaction by the shareholders of the Company. If the proposed transaction with Creditco is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of Creditco. If these conditions are met, it is expected that the proposed transaction with Creditco will close on or about February 15, 1999. However, there are no assurances that the proposed transaction will close on the aforesaid date, or that any unforeseen delay will occur. A copy of the letter of intent between the Company and Creditco is attached hereto as Exhibit 2.0 and incorporated herein as if set forth.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

          2.0  Letter of Intent between the Company and Creditco,
               Inc.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TARCYN CORPORATION



                                   By:/s/ Andrew I. Telsey
                                      ---------------------------
                                      Andrew I. Telsey,
                                      President

Dated:  February 4, 1999

                       TARCYN CORPORATION
                    ________________________

                          EXHIBIT 2.0
                    ________________________

                    LETTER OF INTENT BETWEEN

                        THE COMPANY AND

                         CREDITCO, INC.
                    ________________________

                              TARCYN CORPORATION
                        2851 S. Parker Road, Suite 720
                            Aurora, Colorado 80014


                               February 3, 1999



Board of Directors
Creditco, Inc.
1600 S. Dixie Highway
Boca Raton, FL 33432
Attention: Mr. Tarek Kirschen, President

     Re:Plan of Merger Between Tarcyn Corporation and Creditco, Inc.

Dear Mr. Kirschen:


This letter is intended to express the general terms of the Plan of Merger to be formalized between Tarcyn Corporation, a Colorado corporation ("Tarcyn") and Creditco, Inc., a Delaware corporation ("Creditco"). The objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between Tarcyn and Creditco (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below.

     1. Plan of Merger and Reorganization of the Companies. The board of directors of Tarcyn and Creditco have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a merger of Creditco and Tarcyn, whereby Tarcyn would issue shares of its common stock equal to ownership of approximately 90% of its outstanding shares, in exchange for 100% of the then outstanding securities of Creditco, would be in the best interest of both companies. It is the intent of the parties hereto that the proposed merger of Creditco and Tarcyn be effected as a tax-free reverse merger pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended.

     2.     Terms of Merger.

          (A) Tarcyn Capitalization. Tarcyn's total authorized capital stock consists of 25,000,000 shares of Preferred Stock, par value $0.01 per share, and 100,000,000 Common Shares, no par value per share. As of the date hereof there are 500,000 common shares of Tarcyn issued and outstanding. There are no preferred shares issued or outstanding. Prior to Closing, as defined hereinbelow, the Board of Directors of Tarcyn shall undertake a forward split of the Tarcyn issued and outstanding common stock, whereby 3 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of Tarcyn at Closing to be 1,500,000 shares.

          (B) Creditco Capitalization. Creditco's total authorized capital consists of 1,000 Common Shares, par value $.001 per share. As of the date of Closing, as defined hereinbelow, there will be 100 Common Shares issued and outstanding.

          (C)     Special Board and Shareholder Meetings.

Mr. Tarek Kirschen
February 3, 1999
Page 2


       (i) Prior to Closing, the Board of Directors of Tarcyn will call a special meeting of the Tarcyn shareholders or otherwise obtain their unanimous consent, for the purposes of: (a) ratifying the transaction proposed herein; (b) amending the Tarcyn Articles of Incorporation, to change the name of Tarcyn to "MerchantOnline.com, Inc.", or such other name as may be available and acceptable to the present Creditco Board of Directors; (c) providing applicable dissenter's rights afforded to the Tarcyn Shareholders pursuant to the laws of the State of Colorado; and (d) undertaking any additional amendments to the Tarcyn Articles of Incorporation reasonably requested by the Creditco Board of Directors and acceptable to the Tarcyn Board of Directors.

       (ii) Prior to Closing, the Board of Directors of Creditco will (a) call a special meeting of the Creditco shareholders, or otherwise obtain the necessary consent for the purposes of ratifying the transaction proposed herein, including providing applicable dissenter's rights afforded to the Creditco Shareholders pursuant to the laws of the State of Delaware; and (b) take all additional action necessary to cause the intent of this letter to be adopted and ratified.

          (D) Merger. Subject to the approval of the terms and conditions contained herein by the Tarcyn and Creditco shareholders (hereinafter the "Closing Date"), Creditco shall merge with Tarcyn, with Tarcyn emerging as the surviving entity, by the Creditco shareholders exchanging all of the issued and outstanding Creditco Stock owned by them for 13,500,000 "restricted" Common Shares of Tarcyn.

          (E) Officers and Directors. At Closing, the present officers and directors of Tarcyn shall deliver to Creditco their respective letters of resignation, along with certified minutes of the Tarcyn Board of Directors accepting such resignation and appointing to the Tarcyn Board those persons designated by Creditco to be officers and directors of the surviving entity herein.

     3. Financial Condition of Tarcyn. Except as provided herein, as of the Closing Date, Tarcyn balance sheet will reflect no assets or liabilities.

     4. Financial Condition of Creditco. Creditco hereby represents and warrants that its unaudited financial statements for the interim period ended December 31, 1998, as provided to Tarcyn by Creditco present fairly as of their date the financial condition of Creditco.

     5.     Conditions to Closing.

          (A) Closing. The Closing of the transaction proposed herein shall take place as soon as practical after the Tarcyn Information Statement is filed with the SEC and the respective shareholders of Tarcyn and Creditco approve the terms included herein. The Closing shall take place in Aurora, Colorado at the offices of Tarcyn, 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

Mr. Tarek Kirschen
February 3, 1999
Page 3


          (B) To Be Provided by Creditco. At Closing, or as soon thereafter as possible, but in no event later than 60 days after the date of Closing, Creditco shall provide to the present Board of Directors of Tarcyn the following:

       i) a financial audit of it's books through its most recent fiscal year end and unaudited financial statements dated as of the most practical date thereto, which shall be prepared in accordance with Generally Accepted Accounting Principles and which audit will be provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate balance sheet information consistent with the financial information provided to Tarcyn by Creditco prior to Closing; and

       ii) an investment letter in a form acceptable to counsel to Tarcyn, duly executed by each Creditco shareholder, acknowledging that each such shareholder is exchanging their respective securities of Creditco for their pro rata applicable number of Tarcyn common shares, that such shares to be acquired by each Creditco shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

          (C) Non-Delivery. Failure by Creditco to provide those items described hereinabove, or failure of said audit to confirm the financial condition of Creditco as represented herein, shall render this proposed transaction voidable at the discretion of the present Board of Directors of Tarcyn. For purposes herein, any deviation in excess of 10% shall be construed as conforming with the financial condition of Creditco represented herein.

          (D) Representations of Tarcyn. Tarcyn hereby represents that, as of the Closing date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 10-K, 10-KSB, 10-Q and/or 10-QSB.

          (E) Private Sale of Tarcyn Common Stock. Some of the current inside shareholders of Tarcyn may sell some or all of their Tarcyn common shares owned by them, subject to the exemptions, restrictions, terms and limitations applicable to such sales under state and federal securities laws.

     6. Confidentiality. Upon the signing of this Letter of Intent, Tarcyn and Creditco will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operations, assets and business.

     7. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a

Mr. Tarek Kirschen
February 3, 1999
Page 4


further condition to Closing, as defined herein, each party shall warrant in such Closing documents that such finders fees have been paid and further, shall indemnify and hold harmless the other party from such obligation.

     8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. Jurisdiction. It is the intention of the parties that the laws of the State of Colorado govern the determination of the validity of this Agreement,the construction of its terms and the interpretation of the rights and duties of the parties.

     10. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. any such notice shall be deemed to be given three (3) days after deposited in the U.S. mail.

     11. Further Action. Each party shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

     12. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement please so indicate by signing below as designated.


Yours truly,

TARCYN CORPORATION



By: s/ Andrew I. Telsey
   ---------------------------------
   Andrew I. Telsey, President

APPROVED AND ACCEPTED this 3rd day of February, 1999.

CREDITCO, INC.



By:s/ Tarek Kirschen
   ---------------------------------
   Tarek Kirschen, President